UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

Dynasil Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	001-35011	22-1734088
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

313 Washington Street, Suite 403, Newton, MA 02458

(Address of principal executive offices)

(617) 668-6855

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DYSL	Other OTC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2019, the Board of Directors (the “Board”) of Dynasil Corporation of America (“Dynasil” or the “Company”) appointed Holly A. Hicks Chief Financial Officer for the Company.

Ms. Hicks, 37, a Certified Public Accountant and Master Analyst of Financial Forensics, has served as Corporate Controller for the Company since January of 2015. Additionally, Ms. Hicks brings over fifteen years of extensive accounting and assurance experience to her new position. Prior to joining Dynasil, Ms. Hicks served as Director of Assurance and Consulting for Cordua, Pastore & Associates of Cherry Hill, NJ. She also served as an Accounting Supervisor at Haefele, Flanagan & Co. Ms. Hicks has a B.S. in Business Administration from Bloomsburg University.

On September 27, 2019, Dynasil and Ms. Hicks entered into an Employment Letter (the “Employment Letter”), which provides that she will assume the role of Chief Financial Officer on October 1, 2019 (the “Start Date”). Under the Employment Letter, Ms. Hicks will earn an annual base salary of $185,000, which is subject to periodic review and adjustment. For each fiscal year during her employment, Ms. Hicks will be eligible to earn an annual cash performance bonus of up to thirty (30%) percent of her then current base salary under terms and conditions to be determined by the Chief Executive Officer and approved by the Board.

On or near the Start Date, Ms. Hicks will be granted a restricted stock award of 35,000 shares of the Company’s common stock. This grant will vest three years from the Start Date, provided, that Ms. Hicks is employed with the Company continuously through the applicable vesting date.

Ms. Hick’s employment is at-will. If Ms. Hicks is terminated without “cause” (as such term is defined in the Employment Letter), she will be entitled to a severance payment of six months of base salary, subject to her executing a general release in favor of the Company.

The foregoing description of the Employment Letter is qualified in its entirety by reference to the complete text of the Employment Letter filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Ms. Hicks succeeds Mr. Robert Bowdring in the position of Chief Financial Officer. On October 1, 2019, Mr. Bowdring will assume the new role of Vice President of Financial Integration at the Company.

On September 26, 2019, Dynasil’s Board, in a further effort to curtail spending, reduced the number of members of their Board from seven to six, resulting in Mr. Alan Levine’s departure from the Dynasil Board, effective September 30, 2019. This move is a further effort to avoid the substantial cost and expense of being a public reporting company and to focus the Company’s resources on enhancing long-term stockholder value, an effort begun with the Company’s voluntary delisting of its common stock from The Nasdaq Stock Market (“Nasdaq”) on August 19, 2019.

For more information regarding the Company’s delisting transaction, please refer to the definitive proxy statement on Schedule 14A filed with the SEC on June 25, 2019.

Additionally, in light of the Company’s departure from Nasdaq and subsequent limited trading on the OTC Pink Sheets, the Board voted to remove the equity component of the directors’ compensation. The directors will henceforth be paid in cash payments.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1    Employment Letter between the Company and Holly A. Hicks, dated September 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNASIL CORPORATION OF AMERICA

Date: October 1, 2019	By:	/s/ Peter Sulick
Peter Sulick
President and CEO

EXHIBIT INDEX

Exhibit 10.1    Employment Letter between the Company and Holly Hicks, dated September 27, 2019